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                                                                      Exhibit 11

EARNINGS PER SHARE

The following reconciles the numerators and denominators of the basic and diluted earnings per share.

                                                                                  FOR THE THREE MONTHS ENDED
                                                                                           JUNE 30,
                                                                                ------------------------------
(In thousands, except share data)                                                   2003               2002
                                                                                ------------     -------------
BASIC EARNINGS PER SHARE
Income (loss) from continuing operations                                        $     17,209     $      (3,487)
Basic weighted average number of common shares outstanding                        58,321,020        57,973,880
                                                                                ------------     -------------
Basic earnings per share from continuing operations                             $       0.30     $       (0.06)
                                                                                ------------     -------------
Extraordinary item                                                              $         --     $      23,810
Basic weighted average number of common shares outstanding                        58,321,020        57,973,880
                                                                                ------------     -------------
Basic earnings per share from continuing operations                             $       0.00     $        0.41
                                                                                ------------     -------------
Net income                                                                      $     17,209     $      20,323
Basic weighted average number of common shares outstanding                        58,321,020        57,973,880
                                                                                ------------     -------------
BASIC EARNINGS PER SHARE                                                        $       0.30     $        0.35
                                                                                ============     =============
DILUTED EARNINGS PER SHARE
Income from continuing operations                                               $     17,209     $      (3,487)
Interest expense on convertible debentures                                               129                --
                                                                                ------------     -------------
Income available after assumed conversion                                       $     17,338     $      (3,487)
                                                                                ------------     -------------
Basic weighted average shares outstanding                                         58,321,020        57,973,880
Common stock equivalents resulting from convertible debentures                     1,213,470                --
Common stock equivalents resulting from restricted stock and options               2,364,434                --
                                                                                ------------     -------------
Diluted weighted average shares outstanding                                       61,898,924        57,973,880
                                                                                ------------     -------------
Diluted earnings per share from continuing operations                           $       0.28     $       (0.06)
                                                                                ------------     -------------
Extraordinary item                                                              $         --     $      23,810
Diluted weighted average shares outstanding                                       61,898,924        57,973,880
                                                                                ------------     -------------
Diluted earnings per share from continuing operations                           $         --              0.41
                                                                                ------------     -------------
Income available after assumed conversion                                       $     17,338     $      20,323
Diluted weighted average shares outstanding                                       61,898,924        57,973,880
                                                                                ------------     -------------
DILUTED EARNINGS PER SHARE                                                      $       0.28     $        0.35
                                                                                ============     =============

                                                                      Exhibit 11
EARNINGS PER SHARE

The following reconciles the numerators and denominators of the basic and diluted earnings per share.

                                                                                  FOR THE SIX MONTHS ENDED
                                                                                           JUNE 30,
                                                                                ------------------------------
(In thousands, except share data)                                                   2003               2002
                                                                                ------------     -------------
BASIC EARNINGS PER SHARE
Income from continuing operations                                               $     31,567     $       9,093
Basic weighted average number of common shares outstanding                        58,246,733        57,918,382
                                                                                ------------     -------------
Basic earnings per share from continuing operations                             $       0.54     $        0.16
                                                                                ------------     -------------
Extraordinary item                                                              $         --     $      23,810
Basic weighted average number of common shares outstanding                        58,246,733        57,918,382
                                                                                ------------     -------------
Basic earnings per share from extraordinary item                                $         --     $        0.41
                                                                                ------------     -------------
Cumulative effect of a change in accounting principle                           $         --     $     (15,107)
Basic weighted average number of common shares outstanding                        58,246,733        57,918,382
                                                                                ------------     -------------
Basic loss per share from cumulative effect of a change
  in accounting principle                                                       $         --     $       (0.26)
                                                                                ------------     -------------
Net income                                                                      $     31,567     $      17,796
Basic weighted average number of common shares outstanding                        58,246,733        57,918,382
                                                                                ------------     -------------
BASIC EARNINGS PER SHARE                                                        $       0.54     $        0.31
                                                                                ============     =============
DILUTED EARNINGS PER SHARE
Income from continuing operations                                               $     31,567     $       9,093
Interest expense on convertible debentures                                               570                --
                                                                                ------------     -------------
Income available after assumed conversion                                       $     32,137     $       9,093
                                                                                ------------     -------------
Basic weighted average shares outstanding                                         58,246,733        57,918,382
Common stock equivalents resulting from convertible debentures                     2,645,093                --
Common stock equivalents resulting from restricted stock and options               2,155,856         2,968,980
                                                                                ------------     -------------
Diluted weighted average shares outstanding                                       63,047,682        60,887,362
                                                                                ------------     -------------
Diluted earnings per share from continuing operations                           $       0.51     $        0.15
                                                                                ------------     -------------
Extraordinary item                                                              $         --     $      23,810
Diluted weighted average shares outstanding                                       63,047,682        60,887,362
                                                                                ------------     -------------
Diluted earnings per share from extraordinary item                                      0.00              0.39
                                                                                ------------     -------------
Cumulative effect of a change in accounting principle                                     --     $     (15,107)
Diluted weighted average shares outstanding                                       63,047,682        60,887,362
                                                                                ------------     -------------
Diluted earnings (loss) per share from cumulative effect of a change
  in accounting principle                                                       $       0.00     $       (0.25)
                                                                                ------------     -------------
Income available after assumed conversion                                       $     32,137     $      17,796
Diluted weighted average shares outstanding                                       63,047,682        60,887,362
                                                                                ------------     -------------
DILUTED EARNINGS PER SHARE                                                      $       0.51     $        0.29
                                                                                ============     =============